Exhibit 10.3

EXECUTION VERSION

To:                             ING Bank N.V., London Branch
60 London Wall
London EC2M 5TQ
Attention: Sally Hayward / Andrew Brookes

as Facility Agent under the
Squeeze-out Facility Agreement (as defined below)

20 February 2013

Blue — Waiver and Amendment Request Letter — Squeeze-out

1.                                      BACKGROUND

1.1                               We refer to a €550,000,000 Squeeze-out facility agreement dated 11 October 2012 between, amongst others, Coca-Cola HBC AG, Citigroup Global Markets Limited, Credit Suisse AG, London Branch and ING Bank N.V.  as mandated lead arrangers and ING Bank N.V., London Branch as facility agent (the “Squeeze-out Facility Agreement”).

1.2                               Words and expressions defined in the Squeeze-out Facility Agreement have the same meanings when used in this letter unless otherwise provided or the context otherwise requires. References to Clauses and Schedules are references to Clauses and Schedules of the Squeeze-out Facility Agreement.

1.3                               We refer to our discussions regarding the delay in launching the offer for the entire issued share capital of Coca-Cola Hellenic Bottling Company SA on substantially the terms of the Press Release and the need to extend the Availability Periods and Termination Date.  As you are aware the delay in launching the transaction necessitates a revised cash flow forecast (the “Revised Funds Flow Statement”) and requires certain amendments to the Squeeze-out Facility Agreement and the Bond Bridge Facility to reflect the impact of the delay in launching the transaction.  In addition, we wish to make certain other clarificatory amendments to the Squeeze-out Facility Agreement and the Bond Bridge Facility as set out in request below.

2.                                      WAIVER AND AMENDMENT REQUEST

2.1                               Accordingly, in accordance with Clause 35 (Amendments and waivers) of the Squeeze-out Facility Agreement, we hereby request the consent of all of the Lenders to the amendment or (as the case may be) waiver of the following provisions of the Squeeze-out Facility Agreement:

(a)                                 the insertion in Clause 1.1 (Definitions) in alphanumerical order of the following new definitions:

““Helex” means the Hellenic Exchanges S.A., Holding, Clearing, Settlement and Registry.”; and

““Helex Amount” means the 2x 0.08 percent duties payable by the Company to Helex in a maximum aggregate amount of EUR 15,000,000 in relation to registration of the off-exchange transfer of Blue Shares validly tendered in the Offer.”

(b)                                 the amendment to the definition of Termination Date in Clause 1.1 (Definitions) to read as follows:

““Termination Date” means the earlier of (i) 31 October 2014 and (ii) the date which is 18 months after the Prospectus Date, provided that if the Settlement Date has not occurred by the earlier of (A) the date falling 30 days after the end of the Offer Period and (B) 30 June 2013, or if the Offer lapses or is terminated or withdrawn, the Termination Date shall be the date falling 30 days after the date on which the Offer lapses or is terminated or withdrawn or, if earlier, 31 July 2013.”;

(c)                                  the amendment to the definition of Availability Period in Clause 1.1 (Definitions) to read as follows:

““Availability Period” means the period from and including the date of this Agreement to and including the date which is the earlier of (A) 31 October 2013 and (B):

(i)                                     for the purposes specified in paragraph (a) of Clause 3.1 (Purpose) only, the date falling 120 days after the Settlement Date;

(ii)                                  for the purposes specified in paragraph (b) of Clause 3.1 (Purpose) only, the date falling 15 days after the Settlement Date or (provided that the Company has obtained and holds the requisite number of Blue Shares and has completed all procedural formalities (other than those within the control of the Company which form part of the Squeeze-out itself) necessary to enable the Company to implement a Squeeze-out of all of the remaining Blue Shares (but less than 100% of the voting rights in respect of Blue Shares)) in relation to Offer Costs in respect of the Squeeze-out or Sell-out only, the date on which the Company controls all of the voting rights in respect of Blue Shares or, if earlier 31 October 2013; and

(iii)                               for the purposes of paragraph (c) of Clause 3.1 (Purpose) only, the earliest date on which the Company notifies the Facility Agent that it is able to fund such amounts using funds available from the Group or, if earlier, 31 October 2013, provided that if on any date the Offer lapses or is terminated or withdrawn, the Availability Period shall end on such date.”;

(d)                                 the amendment to the definition of Certain Funds Availability Period in clause 1.1 (Definitions) to read as follows:

“”Certain Funds Availability Period” means, for the purposes specified in paragraph (a) of Clause 3.1 (Purpose) only, the period from and including the date of this Agreement to and including the date which is the earlier of (A) 31 October 2013; and (B) the date falling 120 days after the Settlement Date, provided that if on any date the Offer lapses or is terminated or withdrawn the Certain Funds Availability Period shall end on such date.”;

(e)                                  the deletion of the definition of Irrevocable Undertakings in clause 1.1 (Definitions);

(f)                                   the deletion of the words “the Irrevocable Undertakings,” in the definition of Offer Related Documents in clause 1.1 (Definitions);

(g)                                  the amendment to the definition of Margin in clause 1.1 (Definitions) to read as follows:

““Margin” means, subject to Clause 11.6 (Increased Pricing), the percentage rate per annum for the relevant period calculated by reference to the following table:

Period	Margin

From and including the Signing Date to but excluding the earlier of (A) the first Utilisation Date for a Loan utilised for purpose (a) of Clause 3.1 (Purpose) and (B) the date falling 8 months after the Signing Date (such date being the “First Margin Increase Date”)

0.75% per annum

From and including the First Margin Increase Date to but excluding the date falling 11 months after the Signing Date	1.75% per annum

From and including the date falling 11 months after the Signing Date until such time as the Facility is repaid and all Commitments cancelled in full	3.75% per annum

”;

(h)                                 the amendment to the definition of Offer Costs in Clause 1.1 (Definitions) to read as follows:

““Offer Costs” means costs and expenses incurred by the Company in relation to the Offer, the Squeeze-out and/or the Sell-out as disclosed to the Facility Agent in the Revised Funds Flow Statement (as delivered under and as defined in an amendment letter amending the terms of this Agreement dated on or about 18 February 2013) (and, for the avoidance of doubt, not including any interest or fees in respect of the Facility Agreements).”

(i)                                     the amendment to the definition of Prospectus Date in Clause 1.1 (Definitions) to read as follows:

““Prospectus Date” means the date on which the prospectus of the Company in relation to the proposed admission of its ordinary shares to the premium listing segment of the Official List of the UK Listing Authority and to trading on the main market for listed securities of the London Stock Exchange plc in connection with the Transaction is approved by the UK Listing Authority, in its capacity as competent authority in the United Kingdom.”;

(j)                                    the amendment to the definition of Permitted Reorganisation in Clause 1.1 (Definitions) by the insertion of the words “and/or transferred” after the first instance of the word “distributed” in such definition and the insertion of the words “or, as the case may be, transferred” after the second instance of the word “distributed” in such definition;

(k)                                 the amendment to the definition of Sell-out in Clause 1.1 (Definitions) to read as follows:

“”Sell-out”” means the procedure provided in article 28 of Greek law 3461/2006 according to which, if following completion of the Offer the Company has obtained and holds Blue Shares representing at least 90 per cent. of the total voting rights in Blue, the remaining shareholders of Blue who have not yet tendered or exchanged their shares may compulsorily force the Company to acquire their Blue Shares and Blue ADRs.”;

(l)                                     the amendment to the definition of Squeeze-out in Clause 1.1 (Definitions) to read as follows:

““Squeeze-out” means the procedure provided in article 27 of Greek law 3461/2006 according to which, if following completion of the Offer the Company has obtained and holds Blue Shares representing at least 90 per cent. of the total voting rights in Blue, the Company may compulsorily acquire the remaining Blue Shares and Blue ADRs.”;

(m)                             the insertion in Clause 20.16(g) (Conduct of the offer) of a “,” after the word “authority” in paragraph (i) of such Clause;

(n)                                 the amendment of Clause 3.1(Purpose) as follows:

(i)                                     the amendment of paragraph (a) of such Clause by the insertion of the words “provided always that the Borrower may after the Settlement Date drawdown amounts to meet cash consideration reasonably expected to become due in respect of the acquisition of Blue Shares under the Sell-out provided further that (A) the Borrower shall within five Business Days of the later of the conclusion of (i) the Sell-out and (ii) the Squeeze-out prepay the Loans in an amount equal to any amounts which were drawndown to meet such cash consideration but which were not actually used to meet cash consideration due in either the Squeeze-out or Sell-out; and (B) the maximum amount which has been drawdown in reasonable expectation of being required to meet cash consideration due under the Sell-out but which has not been applied to meet the cash consideration due in the Squeeze-out or Sell-out shall not at any time exceed €50,000,000 ”;

(ii)                                  the deletion of “32,900,000” in paragraph (b) of such Clause and its replacement with “43,700,000”;

(iii)                               the deletion of “8,700,000” in paragraph (c) of such Clause and its replacement with “15,000,000”; and

(iv)                              the amendment of the proviso of such Clause to read as follows:

“provided that, prior to the Settlement Date, the maximum aggregate amounts that may be used or requested for the purposes set out in paragraphs (b) and (c) above shall not exceed, in aggregate, EUR 30,000,000 and provided further that, the Helex Amount shall not be counted towards such EUR 30,000,000 limit if (x) a Utilisation Request in relation to the Helex Amount is delivered after the public announcement of the results of the Offer that the Company has received acceptances representing at least 90 per cent. of the voting rights in Blue, (y) together with such Utilisation Request, the Company provides written confirmation to the Finance Parties that it has received unconditional acceptances of the Offer in an amount representing at least 90 per cent. of the total voting rights in Blue and that, subject to payment of the Helex Amount (which amount shall be paid within three Business Days of such Utilisation Date), the Company is entitled to require all remaining holders of Blue Shares to transfer those Blue Shares to the Company in accordance with the provisions of Greek law 3461/2006; and (z) once the Helex Amount has been paid to Helex and all registration formalities necessary or advisable for the off-exchange transfer of Blue Shares held by the holders who have validly accepted the Offer to the Company have been completed, there will be no impediments to transferring those Blue Shares to the Company.”;

(o)                                 the amendment of Clause 4.3 (Maximum number of Loans) by the deletion of “5” and its replacement with “10” in each instance;

(p)                                 the amendment of Clause 7.3 (Equity Proceeds) by:

(i)                                     the redesignation of the existing paragraphs “(i)” and “(ii)” of paragraph (b) as “(ii)” and “(iii)” and the insertion of a new paragraph “(i)” in the following terms: “(i) subject to paragraph (d) below, the Shareholder Guarantor in cash prior to the Settlement Date by way of subscription for ordinary shares in the Company or by way of capital contribution,”; and

(ii)                                  the insertion of a new paragraph (d) in the following terms:

“(d)               The aggregate amount of the Equity Proceeds or other capital contribution provided by the Shareholder Guarantor pursuant to paragraph (b)(i) above shall not exceed EUR 10,000,000.”

(q)                                 the insertion of a new Clause 7.13 in the following terms:

“7.13 Sell-out proceeds

The Company shall ensure that, on or before the date falling five Business Days after the later of the conclusion and settlement in respect of (i) the Sell-out and (ii) the Squeeze-out, an amount equal to any amounts which were drawn down to be applied to meet cash consideration in relation to the Sell-out but were not applied to meet cash consideration in respect of the Sell-out or the Squeeze-out shall be applied in mandatory prepayment and cancellation of the Facility in accordance with Clause 7.7 (Application of prepayments).”

(p)                                 the amendment of Clause 20.8 (Company indebtedness) by the insertion of the words “(or which would have been immediately applied but for the provisions of Clause 7.4(b)(Debt Proceeds))” after the words “immediately applied” in paragraph (iii);

(q)                                 the amendment of Clause 20.5 (Merger) by the amendment of paragraph (b) of such clause to read as follows:

“(b)                           Paragraph (a) above does not apply to:

(i)                                     a disposal permitted pursuant to Clause 20.4 (Disposals); or

(ii)                                  an amalgamation, demerger, merger or corporate reconstruction:

(A)                               with the prior consent of the Majority Lenders; or

(B)                               that is a Permitted Reorganisation.”;

(r)                                    the amendment of Clause 20.14 (Guarantees) by the deletion of “30 June 2013” and its replacement with “31 October 2013”; and

(s)                                   the amendment of Schedule 11 (Timetables) by the insertion of the words “or in relation to a Loan in respect of a Helex Amount,” after the words “Clause 3.1 (Purpose)” on each occurrence.

2.2                               We request that the Lenders respond to this request by 5.00 p.m. on 20 February 2013.

3.                                      CONSENT

3.1                               By its countersignature the Facility Agent confirms to the Company as Obligors’ agent that it has received all of the documents and other evidence listed in the schedule hereto in form and substance satisfactory to it.

3.2                               The Squeeze-out Facility Agreement shall be amended with effect on and from the date of the Facility Agent’s countersignature as set out in clause 2 (Waiver and Amendment Request) of this letter.

4.                                      MISCELLANEOUS

4.1                               In accordance with Clause 35 (Amendments and waivers) of the Squeeze-out Facility Agreement, the above consents and waivers are effective only in the instance and for the purpose for which they are given.  Save as expressly set out in this letter, nothing in this letter shall constitute or be construed as a waiver or compromise of any other term or condition of the Squeeze-out Facility Agreement or the Finance Documents or any of Finance Parties rights in relation to them which for the avoidance of doubt shall continue to apply in full force and effect.

4.2                               We hereby represent and warrant to each Finance Party on the date of this letter that:

(a)                                 any factual information contained in the Revised Funds Flow Statement was true and accurate in all material respects as at the date of this letter;

(b)                                 any financial projections contained in the Revised Funds Flow Statement have been prepared on the basis of recent historical information and on the basis of reasonable assumptions; and

(c)                                  so far as it is aware, nothing has occurred or been omitted from the Revised Funds Flow Statement and no information has been given or withheld that results in the information contained in the Revised Funds Flow Statement being untrue or misleading in any material respect.

4.3                               We hereby make the Repeating Representations and the representations and warranties contained in Clause 18.9 (No default):

(a)                                 on the date of this letter; and

(b)                                 on the date of the Facility Agent’s countersignature,

but as if references in Clause 18 (Representations) of the Squeeze-out Facility Agreement to “the Finance Documents” were instead to this letter and, on the date of the Facility Agent’s countersignature, to the Squeeze-out Facility Agreement as amended by this letter.

4.4                               This letter is a Finance Document for the purposes of the Squeeze-out Facility Agreement.

4.5                               This letter may be executed in any number of counterparts, and this shall have the same effect as if the signatures on the counterparts were on a single copy of this letter.

4.6                               This letter and any non-contractual obligations arising out of or in relation to this letter are governed by English law.

Yours faithfully

/s/ Robert Ryan Rudolph
/s/ Claudia Goebel
for and on behalf of
Coca-Cola HBC AG
as Company, the Original Borrower, Original Guarantor and Obligors’ agent pursuant to Clause 2.4 (Obligors’ agent) of the Squeeze-out Facility Agreement

We acknowledge and agree to the waiver and amendment request

/s/ Craig Baker
/s/ Stuart Ormston
for and on behalf of
ING Bank N.V., London Branch
as Facility Agent (as defined in the Squeeze-out Facility Agreement)
(acting on the instructions of all of the Lenders
pursuant to Clause 35 (Amendments and waivers) of the Squeeze-out Facility Agreement)

Date: 20 February 2013

Schedule

Conditions Precedent

1.                                      Revised Funds Flow Statement.